Exhibit 99.1

Media	Investors
Ancel Martinez	John M. Campbell
415-222-3858	415-396-0523
Friday, October 13, 2017
WELLS FARGO REPORTS THIRD QUARTER 2017 NET INCOME OF $4.6 BILLION;
Diluted EPS of $0.84 included the impact of a discrete litigation accrual of $(0.20) per share for previously disclosed mortgage-related regulatory investigations

▪	Financial results:

◦	Revenue of $21.9 billion, down 2 percent from third quarter 2016

▪	Net interest income of $12.5 billion, up $524 million, or 4 percent

▪	Noninterest income of $9.5 billion, down $926 million, or 9 percent

◦	Noninterest expense of $14.4 billion, up $1.1 billion, or 8 percent, including $752 million higher operating losses

▪	Third quarter 2017 included a $1 billion discrete litigation accrual (not tax-deductible), or $(0.20) per share, for previously disclosed mortgage-related regulatory investigations

◦	Total average deposits of $1.3 trillion, up $44.8 billion, or 4 percent

◦	Total average loans of $952.3 billion, down $5.1 billion, or 1 percent

◦	Return on assets (ROA) of 0.94 percent and return on equity (ROE) of 9.06 percent

•	Solid credit quality:

◦	Net charge-offs of $717 million, down $88 million from third quarter 2016

▪	Net charge-offs were 0.30 percent of average loans (annualized), down from 0.33 percent

◦	Nonaccrual loans of $8.6 billion, down $2.4 billion, or 22 percent

◦	No reserve build or release[1], consistent with third quarter 2016

•	Strong capital position while returning more capital to shareholders:
◦Common Equity Tier 1 ratio (fully phased-in) of 11.8 percent2

◦	Returned $4.0 billion to shareholders in the third quarter through common stock dividends and net share repurchases

▪	Net share repurchases of $2.0 billion, up 59 percent from third quarter 2016

▪	Period-end common shares outstanding down 96.0 million shares from third quarter 2016

▪	Quarterly common stock dividend of $0.39 per share, up from $0.38 per share in third quarter 2016

Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
1 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
2 See table on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
Earnings
Diluted earnings per common share	$0.84	1.07	1.03
Wells Fargo net income (in billions)	4.60	5.81	5.64
Return on assets (ROA)	0.94%	1.21	1.17
Return on equity (ROE)	9.06	11.95	11.60
Return on average tangible common equity (ROTCE)(a)	10.79	14.26	13.96
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.30%	0.27	0.33
Allowance for credit losses as a % of total loans	1.27	1.27	1.32
Allowance for credit losses as a % of annualized net charge-offs	426	462	396
Other
Revenue (in billions)	$21.9	22.2	22.3
Efficiency ratio (b)	65.5%	61.1	59.4
Average loans (in billions)	$952.3	956.9	957.5
Average deposits (in billions)	1,306.4	1,301.2	1,261.5
Net interest margin	2.87%	2.90	2.82

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(b)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $4.6 billion, or $0.84 per diluted common share, for third quarter 2017, compared with $5.6 billion, or $1.03 per share, for third quarter 2016, and $5.8 billion, or $1.07 per share, for second quarter 2017.
Chief Executive Officer Tim Sloan said, “Over the past year we have made fundamental changes to transform Wells Fargo as part of our effort to rebuild trust and build a better bank. While our financial performance in the third quarter included the impact of a litigation accrual for previously disclosed, pre-crisis mortgage-related regulatory investigations, I am proud of the commitment of our 268,000 team members who put our customers first. We saw total average deposit growth; loan growth in our residential mortgage, credit card and subscription finance portfolios; as well as higher assets under management in Wealth and Investment Management. We also continued to invest in customer-focused innovation and have begun the rollout of our online mortgage application and “Intuitive Investor,” our online platform for digital investing and professional advice. We’re also committed to helping our communities recover from the devastation of the recent hurricanes by providing payment relief and proactively waiving fees for impacted customers, and our foundation donated $2.6 million for hurricane relief efforts.”

Chief Financial Officer John Shrewsberry said, “Wells Fargo reported $4.6 billion of net income in the third quarter, which included the impact of the $1 billion, or $(0.20) per share, discrete litigation accrual. We continued to see good credit performance and our liquidity and capital remained exceptionally strong. During the quarter, our first under our 2017 Capital Plan, we returned $4.0 billion to shareholders through common stock dividends and net share repurchases, up from $3.4 billion in the second quarter. We remain committed to our target of $2 billion of expense reductions by the end of 2018 which will be reinvested in the business and an additional $2 billion by the end of 2019 intended to go to the bottom line.”

Net Interest Income
Net interest income in third quarter 2017 was $12.5 billion, in line with second quarter 2017, as the impacts of lower investment portfolio yields driven by accelerated prepayments and lower average loan balances were offset by the impact of one additional day and a modest benefit from all other growth and repricing.
Net interest margin was 2.87 percent, down 3 basis points from second quarter 2017. The impacts of lower investment portfolio yields driven by accelerated prepayments, lower average loan balances, growth in average deposits, and growth in trading assets and related funding were partially offset by lower average long-term debt and a modest benefit from all other growth and repricing.
Noninterest Income
Noninterest income in the third quarter was $9.5 billion, compared with $9.7 billion in second quarter 2017. Third quarter noninterest income reflected lower mortgage banking and other income, partially offset by higher market sensitive revenue3.

•
Mortgage banking noninterest income was $1.0 billion, compared with $1.1 billion in second quarter 2017. Residential mortgage loan originations were $59 billion in the third quarter, up from $56 billion in the second quarter. The production margin on residential held-for-sale mortgage loan originations[4] was 1.24 percent, consistent with the second quarter. Mortgage servicing income was $309 million in the third quarter, down from $400 million in the second quarter, primarily due to higher unreimbursed servicing costs.

•
Other income was $97 million, compared with $249 million in the second quarter. Second quarter 2017 included a $309 million gain on the sale of a Pick-a-Pay purchased credit-impaired (PCI) loan portfolio. Third quarter 2017 included a net hedge ineffectiveness gain of $93 million, up from $21 million in the prior quarter.

Noninterest Expense
Noninterest expense in the third quarter was $14.4 billion, compared with $13.5 billion in the prior quarter. Third quarter expenses included operating losses of $1.3 billion, which included the $1 billion litigation accrual for previously disclosed mortgage-related regulatory investigations. This increase in noninterest expense was partially offset by lower charitable donations, outside professional services, employee benefits, and travel and entertainment expenses. The efficiency ratio was 65.5 percent in third quarter 2017, which included a 456 basis point impact from the $1 billion litigation accrual.
Income Taxes
The Company’s effective income tax rate was 32.4 percent for third quarter 2017, and included net discrete tax expense totaling $186 million, primarily resulting from the non-deductible treatment of the $1 billion litigation accrual, partially offset by discrete tax benefits arising from favorable resolutions of prior period matters with certain state tax authorities.

3 Market sensitive revenue represents net gains from trading activities, debt securities and equity investments.
4 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 41 for more information.

Loans
Total average loans were $952.3 billion in the third quarter, down $4.5 billion from the second quarter. Period-end loan balances were $951.9 billion at September 30, 2017, down $5.6 billion from June 30, 2017. Consumer loans increased $201 million from the prior quarter as growth in real estate 1-4 family first mortgage loans and consumer credit card loans was largely offset by expected declines in automobile loans and the legacy junior lien mortgage portfolio. Commercial loans were down $5.8 billion from June 30, 2017 reflecting paydowns and continued underwriting discipline.
Period-End Loan Balances

(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Commercial	$500,150	505,901	505,004	506,536	496,454
Consumer	451,723	451,522	453,401	461,068	464,872
Total loans	$951,873	957,423	958,405	967,604	961,326
Change from prior quarter	$(5,550)	(982)	(9,199)	6,278	4,169

Investment Securities
Investment securities were $414.6 billion at September 30, 2017, up $5.0 billion from the second quarter, as approximately $31.2 billion of purchases, mostly federal agency mortgage-backed securities (MBS) in the available-for-sale portfolio, were partially offset by run-off and sales.
Net unrealized gains on available-for-sale securities were $1.8 billion at September 30, 2017, compared with $1.1 billion at June 30, 2017, primarily due to tighter credit and agency MBS spreads during the quarter.

Deposits
Total average deposits for third quarter 2017 were $1.3 trillion, up $5.2 billion from the prior quarter. The average deposit cost for third quarter 2017 was 26 basis points, up 5 basis points from the prior quarter and 15 basis points from a year ago, primarily driven by an increase in commercial and Wealth and Investment Management deposit rates.

Capital
Capital levels remained strong in the third quarter, with a Common Equity Tier 1 ratio (fully phased-in) of 11.8 percent2, compared with 11.6 percent in the prior quarter. In third quarter 2017, the Company repurchased 49.0 million shares of its common stock, which reduced period-end common shares outstanding by 38.9 million. The Company paid a quarterly common stock dividend of $0.39 per share, up from $0.38 per share a year ago.

Credit Quality
“Credit results remained strong in the third quarter," said Chief Risk Officer Mike Loughlin. “The loan portfolio continued to perform well, led by strong performance in consumer real estate and continued solid performance in the commercial portfolio. Separately, while it is still early in the process, we have reviewed our portfolio for potential losses from recent hurricanes and have reflected that initial estimate in our allowance. After accounting for all these factors, the allowance for credit losses in the third quarter remained relatively unchanged from the second quarter.”

Net Loan Charge-offs
The quarterly loss rate was 0.30 percent (annualized), compared with 0.27 percent in the prior quarter. Commercial and consumer losses were 0.09 percent and 0.53 percent, respectively. Credit losses were $717 million in third quarter 2017, up $62 million from second quarter 2017. Commercial losses were up $38 million on higher losses in the commercial and industrial portfolio. Consumer losses increased $24 million as higher automobile losses from typically low second quarter levels more than offset lower credit card losses.
Net Loan Charge-Offs

	Quarter ended
	September 30, 2017		June 30, 2017		March 31, 2017
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$125	0.15%	$78	0.10%	$171	0.21%
Real estate mortgage	(3)	(0.01)	(6)	(0.02)	(25)	(0.08)
Real estate construction	(15)	(0.24)	(4)	(0.05)	(8)	(0.15)
Lease financing	6	0.12	7	0.15	5	0.11
Total commercial	113	0.09	75	0.06	143	0.11
Consumer:
Real estate 1-4 family first mortgage	(16)	(0.02)	(16)	(0.02)	7	0.01
Real estate 1-4 family junior lien mortgage	1	—	(4)	(0.03)	23	0.21
Credit card	277	3.08	320	3.67	309	3.54
Automobile	202	1.41	126	0.86	167	1.10
Other revolving credit and installment	140	1.44	154	1.58	156	1.60
Total consumer	604	0.53	580	0.51	662	0.59
Total	$717	0.30%	$655	0.27%	$805	0.34%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $512 million from second quarter 2017 to $9.3 billion. Nonaccrual loans decreased $437 million from second quarter 2017 to $8.6 billion primarily driven by declines in commercial and industrial nonaccruals, as well as continued lower consumer real estate nonaccruals.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	September 30, 2017		June 30, 2017		March 31, 2017
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$2,397	0.73%	$2,632	0.79%	$2,898	0.88%
Real estate mortgage	593	0.46	630	0.48	672	0.51
Real estate construction	38	0.15	34	0.13	40	0.16
Lease financing	81	0.42	89	0.46	96	0.50
Total commercial	3,109	0.62	3,385	0.67	3,706	0.73
Consumer:
Real estate 1-4 family first mortgage	4,213	1.50	4,413	1.60	4,743	1.73
Real estate 1-4 family junior lien mortgage	1,101	2.68	1,095	2.56	1,153	2.60
Automobile	137	0.25	104	0.18	101	0.17
Other revolving credit and installment	59	0.15	59	0.15	56	0.14
Total consumer	5,510	1.22	5,671	1.26	6,053	1.34
Total nonaccrual loans	8,619	0.91	9,056	0.95	9,759	1.02
Foreclosed assets:
Government insured/guaranteed	137		149		179
Non-government insured/guaranteed	569		632		726
Total foreclosed assets	706		781		905
Total nonperforming assets	$9,325	0.98%	$9,837	1.03%	$10,664	1.11%
Change from prior quarter:
Total nonaccrual loans	$(437)		$(703)		$(625)
Total nonperforming assets	(512)		(827)		(698)

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.1 billion at September 30, 2017, in line with June 30, 2017. The third quarter 2017 allowance for credit losses reflected strong credit performance due to continued improvement in consumer real estate as well as strength in the commercial loan portfolio, including improvement in the oil and gas portfolio. These factors were offset by $450 million for coverage of our preliminary estimate of potential hurricane-related losses. The allowance coverage for total loans of 1.27 percent was stable from second quarter 2017. The allowance covered 4.3 times annualized third quarter net charge-offs, compared with 4.6 times in the prior quarter. The allowance coverage for nonaccrual loans was 141 percent at September 30, 2017, compared with 134 percent at June 30, 2017. The Company believes the allowance was appropriate for losses inherent in the loan portfolio at September 30, 2017.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
Community Banking	$2,229	2,993	3,227
Wholesale Banking	2,046	2,388	2,047
Wealth and Investment Management	710	682	677

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and automobile, student, mortgage, home equity and small business lending, as well as referrals to Wholesale Banking and Wealth and Investment Management business partners. The Community Banking segment also includes the results of our Corporate Treasury activities net of allocations in support of the other operating segments and results of investments in our affiliated venture capital partnerships.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
Total revenue	$12,060	12,289	12,387
Provision for credit losses	650	623	651
Noninterest expense	7,834	7,223	6,953
Segment net income	2,229	2,993	3,227
(in billions)
Average loans	473.5	477.2	489.2
Average assets	988.9	983.5	993.6
Average deposits	734.5	727.2	708.0

Community Banking reported net income of $2.2 billion, down $764 million, or 26 percent, from second quarter 2017, and included the $1 billion litigation accrual (not tax-deductible) for previously disclosed mortgage-related regulatory investigations. Revenue of $12.1 billion decreased $229 million, or 2 percent, from second quarter 2017, primarily due to a gain on the sale of a Pick-a-Pay PCI loan portfolio in the prior quarter. The decline in revenue from the second quarter was also driven by lower mortgage banking revenue, partially offset by higher net interest income and the favorable accounting impact of net hedge ineffectiveness. Noninterest expense increased $611 million, or 8 percent, compared with second quarter 2017, due to higher operating losses and personnel expense, partially offset by lower charitable donations, lower professional services expense and the favorable impact of updated intra-segment allocations to Wholesale Banking and Wealth and Investment Management for regulatory, risk, cyber and technology expenses. The provision for credit losses increased $27 million from the prior quarter.

Net income was down $1.0 billion, or 31 percent, from third quarter 2016, and included the $1 billion litigation accrual (not tax-deductible) for previously disclosed mortgage-related regulatory investigations. Revenue decreased $327 million, or 3 percent, compared with a year ago due to lower mortgage banking revenue and deposit service charges, partially offset by higher net interest income and market sensitive revenue. Noninterest expense increased $881 million, or 13 percent, from a year ago due to higher operating losses, higher professional services expense and the favorable impact of updated intra-segment allocations to Wholesale Banking and Wealth and Investment Management for regulatory, risk, cyber and technology expenses.

Retail Banking and Consumer Payments, Virtual Solutions and Innovation

•
With nearly 400,000 branch customer experience surveys completed during the third quarter, ‘Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ scores declined in September after our announcement of the expanded third party account review, which followed post-sales practice settlement highs for ‘Loyalty’ in July of 58.8 percent and ‘Overall Satisfaction with Most Recent Visit’ in August of 78.2 percent

•	5,927 retail bank branches as of the end of third quarter 2017, reflecting 145 branch consolidations year-to-date through September 30, 2017

•	Wells Fargo was the nation’s #1 SBA 7(a) lender in dollars and units for full year 2017[5]

•	Primary consumer checking customers[6],[7] down 0.2 percent year-over-year

•	Debit card point-of-sale purchase volume[8] of $80.0 billion in third quarter, up 5 percent year-over-year

•	Credit card point-of-sale purchase volume of $18.2 billion in third quarter, up 4 percent year-over-year

•	Credit card penetration in retail banking households of 45.4 percent[9]

•	27.8 million digital (online and mobile) active customers, including 20.9 million mobile active users7, [10]

•	According to BI Intelligence’s Mobile Banking Competitive Edge study, Wells Fargo scored top marks in the transfers, wallets, and security categories of our scorecard, and ranked first overall

•	For the fourth consecutive time, Dynatrace (formerly Keynote) ranked Wells Fargo #1 overall in online performance (August 2017)

•	In Javelin Strategy's recent 2017 Account Safety in Banking Scorecard, Wells Fargo was recognized as a leader in fraud prevention, detection, and resolution
Consumer Lending

•	Home Lending

◦	Originations of $59 billion, up from $56 billion in prior quarter

◦	Applications of $73 billion, down from $83 billion in prior quarter

◦	Application pipeline of $29 billion at quarter end, down from $34 billion at June 30, 2017

•
Automobile originations of $4.3 billion in third quarter, down 6 percent from prior quarter and down 47 percent from prior year, as proactive steps to tighten underwriting standards resulted in lower origination volume

5 U.S. SBA data, federal fiscal year ended September 30, 2017.
6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of August 2017, comparisons with August 2016.
8 Combined consumer and business debit card purchase volume dollars.
9 Penetration defined as the percentage of Retail Banking households that have a credit card with Wells Fargo. Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Credit card household penetration rates have not been adjusted to reflect the impact of the potentially unauthorized accounts (determined principally based on whether the account was activated by the customer) identified by a third party consulting firm in August 2017 because the maximum impact in any one quarter was not greater than 127 bps.
10 Primarily includes retail banking, consumer lending, small business and business banking customers.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Commercial Real Estate, Corporate Banking, Financial Institutions Group, Government and Institutional Banking, Insurance, Middle Market Banking, Principal Investments, Treasury Management, Wells Fargo Commercial Capital, and Wells Fargo Securities.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
Total revenue	$7,085	6,951	7,147
Provision (reversal of provision) for credit losses	69	(65)	157
Noninterest expense	4,248	4,078	4,120
Segment net income	2,046	2,388	2,047
(in billions)
Average loans	463.8	464.9	454.3
Average assets	824.3	817.3	794.2
Average deposits	463.4	463.0	441.2

Wholesale Banking reported net income of $2.0 billion, down $342 million, or 14 percent, from second quarter 2017 which included a tax benefit resulting from our agreement to sell Wells Fargo Insurance Services USA and related businesses. Revenue of $7.1 billion increased $134 million, or 2 percent, from the prior quarter. Net interest income increased $75 million, or 2 percent, on higher trading related income and one additional business day in the quarter. Noninterest income increased $59 million, or 2 percent, on higher gains on equity investments and debt securities. Noninterest expense increased $170 million, or 4 percent, from the prior quarter reflecting updated intra-segment allocations from Community Banking for regulatory, risk, cyber and technology expenses. The provision for credit losses increased $134 million from the prior quarter, primarily due to a reserve release in the second quarter as well as higher losses in the third quarter.
Net income of $2.0 billion was in line with third quarter 2016. Revenue decreased $62 million, or 1 percent, from third quarter 2016, as higher net interest income was more than offset by lower noninterest income. Net interest income increased $291 million, or 7 percent, from third quarter 2016 on deposit and loan growth, including the GE Capital portfolio acquisitions in the second half of 2016, as well as the impact of rising interest rates. Noninterest income decreased $353 million, or 11 percent, from a year ago primarily due to lower customer accommodation trading and lower commercial mortgage banking results. Noninterest expense increased $128 million, or 3 percent, from a year ago reflecting updated intra-segment allocations from Community Banking for regulatory, risk, cyber and technology expenses. The provision for credit losses decreased $88 million from a year ago primarily due to improvements in the oil and gas portfolio.

•	Launched CEO Mobile Token which allows Treasury Management customers a secure, convenient way to provide secondary authentication anytime they need to complete a transaction (August 2017)

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
Total revenue	$4,246	4,182	4,099
Provision (reversal of provision) for credit losses	(1)	7	4
Noninterest expense	3,106	3,075	2,999
Segment net income	710	682	677
(in billions)
Average loans	72.4	71.7	68.4
Average assets	213.4	213.1	212.1
Average deposits	188.1	188.2	189.2

Wealth and Investment Management reported net income of $710 million, up $28 million, or 4 percent, from second quarter 2017. Revenue of $4.2 billion increased $64 million from the prior quarter, primarily due to higher net interest income, asset-based fees, and gains on deferred compensation plan investments (offset in employee benefits expense), partially offset by lower transaction revenue. Noninterest expense increased $31 million, or 1 percent, from the prior quarter, reflecting updated intra-segment allocations from Community Banking for regulatory, risk, cyber and technology expenses and higher deferred compensation plan expense (offset in trading revenue).

Net income was up $33 million, or 5 percent, from third quarter 2016. Revenue increased $147 million, or 4 percent, from a year ago primarily driven by higher net interest income and asset-based fees, partially offset by lower transaction revenue. Noninterest expense increased $107 million, or 4 percent, from a year ago, reflecting updated intra-segment allocations from Community Banking for regulatory, risk, cyber and technology expenses and higher personnel expense, partially offset by lower professional services expense.

•	WIM total client assets reached a record-high of $1.9 trillion, up 8 percent from a year ago, driven by higher market valuations and continued positive net flows

•	Third quarter 2017 average closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) were down 12 percent from the prior quarter

Retail Brokerage

•	Client assets of $1.6 trillion, up 9 percent from prior year

•	Advisory assets of $522 billion, up 14 percent from prior year, primarily driven by higher market valuations and positive net flows

•	Strong loan growth, with average balances up 10 percent from prior year largely due to continued growth in non-conforming mortgage loans

Wealth Management

•	Client assets of $241 billion, up 5 percent from prior year

•	Average loan balances up 4 percent from prior year primarily driven by continued growth in non-conforming mortgage loans

Asset Management

•
Total assets under management of $496 billion, flat from prior year as equity and money market net outflows were offset by higher market valuations, positive fixed income net flows and assets acquired during the prior year

Retirement

•	IRA assets of $400 billion, up 6 percent from prior year

•	Institutional Retirement plan assets of $387 billion, up 11 percent from prior year

Conference Call
The Company will host a live conference call on Friday, October 13, at 7:00 a.m. PT (10:00 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 440-424-4922 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~88580303.

A replay of the conference call will be available beginning at 10:00 a.m. PT (1:00 p.m. ET) on Friday, October 13 through Friday, October 27. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #88580303. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and https://engage.vevent.com/rt/wells_fargo_ao~88580303.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
losses related to recent hurricanes, which primarily impacted Texas, Florida and Puerto Rico, including from damage or loss to our collateral for loans in our consumer and commercial loan portfolios and from the impact on the ability of our borrowers to repay their loans;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•
negative effects from the retail banking sales practices matter, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified team members, and our reputation;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,400 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 42 countries and territories to support customers who conduct business in the global economy. With approximately 268,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2017 rankings of America’s largest corporations.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Sep 30, 2017 from		Nine months ended
($ in millions, except per share amounts)	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016	Jun 30, 2017	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016	% Change
For the Period
Wells Fargo net income	$4,596	5,810	5,644	(21)%	(19)	$15,863	16,664	(5)%
Wells Fargo net income applicable to common stock	4,185	5,404	5,243	(23)	(20)	14,645	15,501	(6)
Diluted earnings per common share	0.84	1.07	1.03	(21)	(18)	2.91	3.03	(4)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.94%	1.21	1.17	(22)	(20)	1.10%	1.19	(8)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	9.06	11.95	11.60	(24)	(22)	10.83	11.68	(7)
Return on average tangible common equity (ROTCE)(1)	10.79	14.26	13.96	(24)	(23)	12.94	14.08	(8)
Efficiency ratio (2)	65.5	61.1	59.4	7	10	63.1	58.7	7
Total revenue	$21,926	22,169	22,328	(1)	(2)	$66,097	66,685	(1)
Pre-tax pre-provision profit (PTPP) (3)	7,575	8,628	9,060	(12)	(16)	24,413	27,523	(11)
Dividends declared per common share	0.390	0.380	0.380	3	3	1.150	1.135	1
Average common shares outstanding	4,948.6	4,989.9	5,043.4	(1)	(2)	4,982.1	5,061.9	(2)
Diluted average common shares outstanding	4,996.8	5,037.7	5,094.6	(1)	(2)	5,035.4	5,118.2	(2)
Average loans	$952,343	956,879	957,484	—	(1)	$957,581	945,197	1
Average assets	1,938,523	1,927,079	1,914,586	1	1	1,932,242	1,865,694	4
Average total deposits	1,306,356	1,301,195	1,261,527	—	4	1,302,273	1,239,287	5
Average consumer and small business banking deposits (4)	755,094	760,149	739,066	(1)	2	758,443	726,798	4
Net interest margin	2.87%	2.90	2.82	(1)	2	2.88%	2.86	1
At Period End
Investment securities	$414,633	409,594	390,832	1	6	$414,633	390,832	6
Loans	951,873	957,423	961,326	(1)	(1)	951,873	961,326	(1)
Allowance for loan losses	11,078	11,073	11,583	—	(4)	11,078	11,583	(4)
Goodwill	26,581	26,573	26,688	—	—	26,581	26,688	—
Assets	1,934,939	1,930,871	1,942,124	—	—	1,934,939	1,942,124	—
Deposits	1,306,706	1,305,830	1,275,894	—	2	1,306,706	1,275,894	2
Common stockholders' equity	182,128	181,428	179,916	—	1	182,128	179,916	1
Wells Fargo stockholders’ equity	205,929	205,230	203,028	—	1	205,929	203,028	1
Total equity	206,824	206,145	203,958	—	1	206,824	203,958	1
Tangible common equity (1)	152,901	152,064	149,829	1	2	152,901	149,829	2
Common shares outstanding	4,927.9	4,966.8	5,023.9	(1)	(2)	4,927.9	5,023.9	(2)
Book value per common share (5)	$36.96	36.53	35.81	1	3	$36.96	35.81	3
Tangible book value per common share (1)(5)	31.03	30.62	29.82	1	4	31.03	29.82	4
Common stock price:
High	56.45	56.60	51.00	—	11	59.99	53.27	13
Low	49.28	50.84	44.10	(3)	12	49.28	44.10	12
Period end	55.15	55.41	44.28	—	25	55.15	44.28	25
Team members (active, full-time equivalent)	268,000	270,600	268,800	(1)	—	268,000	268,800	—

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
For the Quarter
Wells Fargo net income	$4,596	5,810	5,457	5,274	5,644
Wells Fargo net income applicable to common stock	4,185	5,404	5,056	4,872	5,243
Diluted earnings per common share	0.84	1.07	1.00	0.96	1.03
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	0.94%	1.21	1.15	1.08	1.17
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	9.06	11.95	11.54	10.94	11.60
Return on average tangible common equity (ROTCE)(1)	10.79	14.26	13.85	13.16	13.96
Efficiency ratio (2)	65.5	61.1	62.7	61.2	59.4
Total revenue	$21,926	22,169	22,002	21,582	22,328
Pre-tax pre-provision profit (PTPP) (3)	7,575	8,628	8,210	8,367	9,060
Dividends declared per common share	0.39	0.38	0.38	0.38	0.38
Average common shares outstanding	4,948.6	4,989.9	5,008.6	5,025.6	5,043.4
Diluted average common shares outstanding	4,996.8	5,037.7	5,070.4	5,078.2	5,094.6
Average loans	$952,343	956,879	963,645	964,147	957,484
Average assets	1,938,523	1,927,079	1,931,041	1,944,250	1,914,586
Average total deposits	1,306,356	1,301,195	1,299,191	1,284,158	1,261,527
Average consumer and small business banking deposits (4)	755,094	760,149	758,754	749,946	739,066
Net interest margin	2.87%	2.90	2.87	2.87	2.82
At Quarter End
Investment securities	$414,633	409,594	407,560	407,947	390,832
Loans	951,873	957,423	958,405	967,604	961,326
Allowance for loan losses	11,078	11,073	11,168	11,419	11,583
Goodwill	26,581	26,573	26,666	26,693	26,688
Assets	1,934,939	1,930,871	1,951,564	1,930,115	1,942,124
Deposits	1,306,706	1,305,830	1,325,444	1,306,079	1,275,894
Common stockholders' equity	182,128	181,428	178,388	176,469	179,916
Wells Fargo stockholders’ equity	205,929	205,230	201,500	199,581	203,028
Total equity	206,824	206,145	202,489	200,497	203,958
Tangible common equity (1)	152,901	152,064	148,850	146,737	149,829
Common shares outstanding	4,927.9	4,966.8	4,996.7	5,016.1	5,023.9
Book value per common share (5)	$36.96	36.53	35.70	35.18	35.81
Tangible book value per common share (1)(5)	31.03	30.62	29.79	29.25	29.82
Common stock price:
High	56.45	56.60	59.99	58.02	51.00
Low	49.28	50.84	53.35	43.55	44.10
Period end	55.15	55.41	55.66	55.11	44.28
Team members (active, full-time equivalent)	268,000	270,600	272,800	269,100	268,800

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions, except per share amounts)	2017	2016	Change	2017	2016	Change
Interest income
Trading assets	$754	593	27%	$2,107	1,761	20%
Investment securities	2,662	2,298	16	8,035	6,736	19
Mortgages held for sale	219	207	6	598	549	9
Loans held for sale	5	2	150	10	7	43
Loans	10,522	9,978	5	31,021	29,377	6
Other interest income	896	409	119	2,228	1,175	90
Total interest income	15,058	13,487	12	43,999	39,605	11
Interest expense
Deposits	870	356	144	2,090	995	110
Short-term borrowings	226	85	166	503	229	120
Long-term debt	1,377	1,006	37	3,838	2,769	39
Other interest expense	109	88	24	309	260	19
Total interest expense	2,582	1,535	68	6,740	4,253	58
Net interest income	12,476	11,952	4	37,259	35,352	5
Provision for credit losses	717	805	(11)	1,877	2,965	(37)
Net interest income after provision for credit losses	11,759	11,147	5	35,382	32,387	9
Noninterest income
Service charges on deposit accounts	1,276	1,370	(7)	3,865	4,015	(4)
Trust and investment fees	3,609	3,613	—	10,808	10,545	2
Card fees	1,000	997	—	2,964	2,935	1
Other fees	877	926	(5)	2,644	2,765	(4)
Mortgage banking	1,046	1,667	(37)	3,422	4,679	(27)
Insurance	269	293	(8)	826	1,006	(18)
Net gains from trading activities	245	415	(41)	921	943	(2)
Net gains on debt securities	166	106	57	322	797	(60)
Net gains from equity investments	238	140	70	829	573	45
Lease income	475	534	(11)	1,449	1,404	3
Other	249	315	(21)	788	1,671	(53)
Total noninterest income	9,450	10,376	(9)	28,838	31,333	(8)
Noninterest expense
Salaries	4,356	4,224	3	12,960	12,359	5
Commission and incentive compensation	2,553	2,520	1	7,777	7,769	—
Employee benefits	1,279	1,223	5	4,273	3,993	7
Equipment	523	491	7	1,629	1,512	8
Net occupancy	716	718	—	2,134	2,145	(1)
Core deposit and other intangibles	288	299	(4)	864	891	(3)
FDIC and other deposit assessments	314	310	1	975	815	20
Other	4,322	3,483	24	11,072	9,678	14
Total noninterest expense	14,351	13,268	8	41,684	39,162	6
Income before income tax expense	6,858	8,255	(17)	22,536	24,558	(8)
Income tax expense	2,204	2,601	(15)	6,486	7,817	(17)
Net income before noncontrolling interests	4,654	5,654	(18)	16,050	16,741	(4)
Less: Net income from noncontrolling interests	58	10	480	187	77	143
Wells Fargo net income	$4,596	5,644	(19)	$15,863	16,664	(5)
Less: Preferred stock dividends and other	411	401	2	1,218	1,163	5
Wells Fargo net income applicable to common stock	$4,185	5,243	(20)	$14,645	15,501	(6)
Per share information
Earnings per common share	$0.85	1.04	(18)	$2.94	3.06	(4)
Diluted earnings per common share	0.84	1.03	(18)	2.91	3.03	(4)
Dividends declared per common share	0.390	0.380	3	1.150	1.135	1
Average common shares outstanding	4,948.6	5,043.4	(2)	4,982.1	5,061.9	(2)
Diluted average common shares outstanding	4,996.8	5,094.6	(2)	5,035.4	5,118.2	(2)

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Interest income
Trading assets	$754	710	643	745	593
Investment securities	2,662	2,698	2,675	2,512	2,298
Mortgages held for sale	219	195	184	235	207
Loans held for sale	5	4	1	2	2
Loans	10,522	10,358	10,141	10,128	9,978
Other interest income	896	750	582	436	409
Total interest income	15,058	14,715	14,226	14,058	13,487
Interest expense
Deposits	870	683	537	400	356
Short-term borrowings	226	163	114	101	85
Long-term debt	1,377	1,278	1,183	1,061	1,006
Other interest expense	109	108	92	94	88
Total interest expense	2,582	2,232	1,926	1,656	1,535
Net interest income	12,476	12,483	12,300	12,402	11,952
Provision for credit losses	717	555	605	805	805
Net interest income after provision for credit losses	11,759	11,928	11,695	11,597	11,147
Noninterest income
Service charges on deposit accounts	1,276	1,276	1,313	1,357	1,370
Trust and investment fees	3,609	3,629	3,570	3,698	3,613
Card fees	1,000	1,019	945	1,001	997
Other fees	877	902	865	962	926
Mortgage banking	1,046	1,148	1,228	1,417	1,667
Insurance	269	280	277	262	293
Net gains (losses) from trading activities	245	237	439	(109)	415
Net gains on debt securities	166	120	36	145	106
Net gains from equity investments	238	188	403	306	140
Lease income	475	493	481	523	534
Other	249	394	145	(382)	315
Total noninterest income	9,450	9,686	9,702	9,180	10,376
Noninterest expense
Salaries	4,356	4,343	4,261	4,193	4,224
Commission and incentive compensation	2,553	2,499	2,725	2,478	2,520
Employee benefits	1,279	1,308	1,686	1,101	1,223
Equipment	523	529	577	642	491
Net occupancy	716	706	712	710	718
Core deposit and other intangibles	288	287	289	301	299
FDIC and other deposit assessments	314	328	333	353	310
Other	4,322	3,541	3,209	3,437	3,483
Total noninterest expense	14,351	13,541	13,792	13,215	13,268
Income before income tax expense	6,858	8,073	7,605	7,562	8,255
Income tax expense	2,204	2,225	2,057	2,258	2,601
Net income before noncontrolling interests	4,654	5,848	5,548	5,304	5,654
Less: Net income from noncontrolling interests	58	38	91	30	10
Wells Fargo net income	$4,596	5,810	5,457	5,274	5,644
Less: Preferred stock dividends and other	411	406	401	402	401
Wells Fargo net income applicable to common stock	$4,185	5,404	5,056	4,872	5,243
Per share information
Earnings per common share	$0.85	1.08	1.01	0.97	1.04
Diluted earnings per common share	0.84	1.07	1.00	0.96	1.03
Dividends declared per common share	0.390	0.380	0.380	0.380	0.380
Average common shares outstanding	4,948.6	4,989.9	5,008.6	5,025.6	5,043.4
Diluted average common shares outstanding	4,996.8	5,037.7	5,070.4	5,078.2	5,094.6

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended September 30,		%	Nine months ended September 30,		%
(in millions)	2017	2016	Change	2017	2016	Change
Wells Fargo net income	$4,596	5,644	(19)%	$15,863	16,664	(5)%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains arising during the period	891	112	696	2,825	2,478	14
Reclassification of net gains to net income	(200)	(193)	4	(522)	(1,001)	(48)
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	36	(445)	NM	279	2,611	(89)
Reclassification of net gains on cash flow hedges to net income	(105)	(262)	(60)	(460)	(783)	(41)
Defined benefit plans adjustments:
Net actuarial and prior service gains (losses) arising during the period	11	(447)	NM	4	(474)	NM
Amortization of net actuarial loss, settlements and other to net income	41	39	5	120	115	4
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	40	(10)	NM	87	27	222
Other comprehensive income (loss), before tax	714	(1,206)	NM	2,333	2,973	(22)
Income tax benefit (expense) related to other comprehensive income	(265)	461	NM	(852)	(1,110)	(23)
Other comprehensive income (loss), net of tax	449	(745)	NM	1,481	1,863	(21)
Less: Other comprehensive income (loss) from noncontrolling interests	(34)	19	NM	(29)	(24)	21
Wells Fargo other comprehensive income (loss), net of tax	483	(764)	NM	1,510	1,887	(20)
Wells Fargo comprehensive income	5,079	4,880	4	17,373	18,551	(6)
Comprehensive income from noncontrolling interests	24	29	(17)	158	53	198
Total comprehensive income	$5,103	4,909	4	$17,531	18,604	(6)
NM – Not meaningful

FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Balance, beginning of period	$206,145	202,489	200,497	203,958	202,661
Wells Fargo net income	4,596	5,810	5,457	5,274	5,644
Wells Fargo other comprehensive income (loss), net of tax	483	1,068	(41)	(5,321)	(764)
Noncontrolling interests	(20)	(75)	75	(13)	14
Common stock issued	254	252	1,406	610	300
Common stock repurchased (1)	(2,601)	(2,287)	(2,175)	(2,034)	(1,839)
Preferred stock released by ESOP	209	406	—	43	236
Common stock warrants repurchased/exercised	(19)	(24)	(44)	—	(17)
Preferred stock issued	—	677	—	—	—
Common stock dividends	(1,936)	(1,899)	(1,903)	(1,909)	(1,918)
Preferred stock dividends	(411)	(406)	(401)	(401)	(401)
Tax benefit from stock incentive compensation (2)	—	—	—	74	31
Stock incentive compensation expense	135	145	389	232	39
Net change in deferred compensation and related plans	(11)	(11)	(771)	(16)	(28)
Balance, end of period	$206,824	206,145	202,489	200,497	203,958

(1)	For the quarter ended December 31, 2016, includes $750 million related to a private forward repurchase transaction that settled in first quarter 2017 for 14.7 million shares of common stock.

(2)
Effective January 1, 2017, we adopted Accounting Standards Update 2016-09 (Improvements to Employee Share-Based Payment Accounting). Accordingly, tax benefit from stock incentive compensation is reported in income tax expense in the consolidated statement of income.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended September 30,
	2017			2016
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$276,129	1.20%	$832	299,351	0.50%	$373
Trading assets	103,589	2.96	767	88,838	2.72	605
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	14,529	1.31	48	25,817	1.52	99
Securities of U.S. states and political subdivisions	52,500	4.16	546	55,170	4.28	590
Mortgage-backed securities:
Federal agencies	139,781	2.58	903	105,780	2.39	631
Residential and commercial	11,013	5.43	149	18,080	5.54	250
Total mortgage-backed securities	150,794	2.79	1,052	123,860	2.85	881
Other debt and equity securities	48,082	3.75	453	54,176	3.37	459
Total available-for-sale securities	265,905	3.15	2,099	259,023	3.13	2,029
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,708	2.18	246	44,678	2.19	246
Securities of U.S. states and political subdivisions	6,266	5.44	85	2,507	5.24	33
Federal agency and other mortgage-backed securities	88,272	2.26	498	47,971	1.97	236
Other debt securities	1,488	3.05	12	3,909	1.98	19
Total held-to-maturity securities	140,734	2.38	841	99,065	2.15	534
Total investment securities	406,639	2.89	2,940	358,088	2.86	2,563
Mortgages held for sale (4)	22,923	3.82	219	24,060	3.44	207
Loans held for sale (4)	152	13.35	5	199	3.04	2
Loans:
Commercial:
Commercial and industrial - U.S.	270,091	3.81	2,590	271,226	3.48	2,369
Commercial and industrial - Non U.S.	57,738	2.90	421	51,261	2.40	309
Real estate mortgage	129,087	3.83	1,245	128,809	3.48	1,127
Real estate construction	24,981	4.18	263	23,212	3.50	205
Lease financing	19,155	4.59	220	18,896	4.70	223
Total commercial	501,052	3.76	4,739	493,404	3.42	4,233
Consumer:
Real estate 1-4 family first mortgage	278,371	4.03	2,809	278,509	3.97	2,764
Real estate 1-4 family junior lien mortgage	41,916	4.95	521	48,927	4.37	537
Credit card	35,657	12.41	1,114	34,578	11.60	1,008
Automobile	56,746	5.34	764	62,461	5.60	880
Other revolving credit and installment	38,601	6.31	615	39,605	5.92	590
Total consumer	451,291	5.14	5,823	464,080	4.97	5,779
Total loans (4)	952,343	4.41	10,562	957,484	4.17	10,012
Other	15,007	1.69	65	6,488	2.30	36
Total earning assets	$1,776,782	3.45%	$15,390	1,734,508	3.17%	$13,798
Funding sources
Deposits:
Interest-bearing checking	$48,278	0.57%	$69	44,056	0.15%	$17
Market rate and other savings	681,187	0.17	293	667,185	0.07	110
Savings certificates	21,806	0.31	16	25,185	0.30	19
Other time deposits	66,046	1.51	252	54,921	0.93	128
Deposits in foreign offices	124,746	0.76	240	107,072	0.30	82
Total interest-bearing deposits	942,063	0.37	870	898,419	0.16	356
Short-term borrowings	99,193	0.91	226	116,228	0.29	86
Long-term debt	243,137	2.26	1,377	252,400	1.59	1,006
Other liabilities	24,851	1.74	109	16,771	2.11	88
Total interest-bearing liabilities	1,309,244	0.79	2,582	1,283,818	0.48	1,536
Portion of noninterest-bearing funding sources	467,538	—	—	450,690	—	—
Total funding sources	$1,776,782	0.58	2,582	1,734,508	0.35	1,536
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.87%	$12,808		2.82%	$12,262
Noninterest-earning assets
Cash and due from banks	$18,456			18,682
Goodwill	26,600			26,979
Other	116,685			134,417
Total noninterest-earning assets	$161,741			180,078
Noninterest-bearing funding sources
Deposits	$364,293			363,108
Other liabilities	57,052			63,777
Total equity	207,934			203,883
Noninterest-bearing funding sources used to fund earning assets	(467,538)			(450,690)
Net noninterest-bearing funding sources	$161,741			180,078
Total assets	$1,938,523			1,914,586

(1)
Our average prime rate was 4.25% and 3.50% for the quarters ended September 30, 2017 and 2016, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.31% and 0.79% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $332 million and $310 million for the quarters ended September 30, 2017 and 2016, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Nine months ended September 30,
	2017			2016
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$280,477	0.98%	$2,062	292,635	0.49%	$1,076
Trading assets	98,516	2.90	2,144	83,580	2.86	1,792
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	19,182	1.48	212	30,588	1.56	358
Securities of U.S. states and political subdivisions	52,748	4.07	1,612	52,637	4.25	1,678
Mortgage-backed securities:
Federal agencies	142,748	2.60	2,782	98,099	2.57	1,889
Residential and commercial	12,671	5.44	516	19,488	5.39	787
Total mortgage-backed securities	155,419	2.83	3,298	117,587	3.03	2,676
Other debt and equity securities	49,212	3.74	1,377	53,680	3.36	1,349
Total available-for-sale securities	276,561	3.13	6,499	254,492	3.18	6,061
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,701	2.19	733	44,671	2.19	733
Securities of U.S. states and political subdivisions	6,270	5.35	251	2,274	5.34	91
Federal agency and other mortgage-backed securities	74,525	2.38	1,329	37,087	2.08	577
Other debt securities	2,531	2.48	47	4,193	1.94	61
Total held-to-maturity securities	128,027	2.46	2,360	88,225	2.21	1,462
Total investment securities	404,588	2.92	8,859	342,717	2.93	7,523
Mortgages held for sale (4)	20,869	3.82	598	20,702	3.53	549
Loans held for sale (4)	158	8.44	10	240	3.71	7
Loans:
Commercial:
Commercial and industrial - U.S.	272,621	3.70	7,547	266,622	3.44	6,874
Commercial and industrial - Non U.S.	56,512	2.83	1,196	50,658	2.29	867
Real estate mortgage	130,931	3.69	3,615	125,902	3.43	3,236
Real estate construction	24,949	4.00	747	22,978	3.53	608
Lease financing	19,094	4.78	685	17,629	4.86	643
Total commercial	504,107	3.66	13,790	483,789	3.38	12,228
Consumer:
Real estate 1-4 family first mortgage	276,330	4.04	8,380	276,369	4.01	8,311
Real estate 1-4 family junior lien mortgage	43,589	4.77	1,557	50,585	4.38	1,659
Credit card	35,322	12.19	3,219	33,774	11.58	2,927
Automobile	59,105	5.41	2,392	61,246	5.64	2,588
Other revolving credit and installment	39,128	6.15	1,801	39,434	5.94	1,755
Total consumer	453,474	5.11	17,349	461,408	4.99	17,240
Total loans (4)	957,581	4.34	31,139	945,197	4.16	29,468
Other	10,892	2.06	169	6,104	2.23	101
Total earning assets	$1,773,081	3.39%	$44,981	1,691,175	3.20%	$40,516
Funding sources
Deposits:
Interest-bearing checking	$49,134	0.43%	$156	40,858	0.13%	$41
Market rate and other savings	682,780	0.13	664	659,257	0.07	327
Savings certificates	22,618	0.30	50	26,432	0.37	73
Other time deposits	59,414	1.42	633	58,087	0.84	364
Deposits in foreign offices	123,553	0.64	587	100,783	0.25	190
Total interest-bearing deposits	937,499	0.30	2,090	885,417	0.15	995
Short-term borrowings	97,837	0.69	505	111,993	0.28	231
Long-term debt	250,755	2.04	3,838	235,209	1.57	2,769
Other liabilities	20,910	1.97	309	16,534	2.10	260
Total interest-bearing liabilities	1,307,001	0.69	6,742	1,249,153	0.45	4,255
Portion of noninterest-bearing funding sources	466,080	—	—	442,022	—	—
Total funding sources	$1,773,081	0.51	6,742	1,691,175	0.34	4,255
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.88%	$38,239		2.86%	$36,261
Noninterest-earning assets
Cash and due from banks	$18,443			18,499
Goodwill	26,645			26,696
Other	114,073			129,324
Total noninterest-earning assets	$159,161			174,519
Noninterest-bearing funding sources
Deposits	$364,774			353,870
Other liabilities	55,221			62,169
Total equity	205,246			200,502
Noninterest-bearing funding sources used to fund earning assets	(466,080)			(442,022)
Net noninterest-bearing funding sources	$159,161			174,519
Total assets	$1,932,242			1,865,694

(1)
Our average prime rate was 4.03% and 3.50% for the first nine months of 2017 and 2016, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 1.20% and 0.69% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $980 million and $909 million for the first nine months of 2017 and 2016, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Sep 30, 2017		Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Sep 30, 2016
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$276.1	1.20%	$281.6	0.99%	$283.8	0.76%	$273.1	0.56%	$299.4	0.50%
Trading assets	103.6	2.96	98.1	2.95	93.8	2.80	102.8	2.96	88.8	2.72
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	14.5	1.31	18.1	1.53	25.0	1.54	25.9	1.53	25.8	1.52
Securities of U.S. states and political subdivisions	52.5	4.16	53.5	4.03	52.2	4.03	53.9	4.06	55.2	4.28
Mortgage-backed securities:
Federal agencies	139.8	2.58	132.0	2.63	156.6	2.58	148.0	2.37	105.8	2.39
Residential and commercial	11.0	5.43	12.6	5.55	14.5	5.32	16.5	5.87	18.1	5.54
Total mortgage-backed securities	150.8	2.79	144.6	2.89	171.1	2.81	164.5	2.72	123.9	2.85
Other debt and equity securities	48.1	3.75	49.0	3.87	50.7	3.60	52.7	3.71	54.2	3.37
Total available-for-sale securities	265.9	3.15	265.2	3.21	299.0	3.05	297.0	3.03	259.1	3.13
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.7	2.18	44.7	2.19	44.7	2.20	44.7	2.20	44.6	2.19
Securities of U.S. states and political subdivisions	6.3	5.44	6.3	5.29	6.3	5.30	4.7	5.31	2.5	5.24
Federal agency and other mortgage-backed securities	88.3	2.26	83.1	2.44	51.8	2.51	46.0	1.81	48.0	1.97
Other debt securities	1.4	3.05	2.8	2.34	3.3	2.34	3.6	2.26	3.9	1.98
Total held-to-maturity securities	140.7	2.38	136.9	2.49	106.1	2.54	99.0	2.17	99.0	2.15
Total investment securities	406.6	2.89	402.1	2.96	405.1	2.92	396.0	2.82	358.1	2.86
Mortgages held for sale	22.9	3.82	19.8	3.94	19.9	3.70	27.5	3.43	24.1	3.44
Loans held for sale	0.2	13.35	0.2	6.95	0.1	4.44	0.2	5.42	0.2	3.04
Loans:
Commercial:
Commercial and industrial - U.S.	270.1	3.81	273.1	3.70	274.8	3.59	272.8	3.46	271.2	3.48
Commercial and industrial - Non U.S.	57.7	2.90	56.4	2.86	55.3	2.73	54.4	2.58	51.3	2.40
Real estate mortgage	129.1	3.83	131.3	3.68	132.4	3.56	131.2	3.44	128.8	3.48
Real estate construction	25.0	4.18	25.3	4.10	24.6	3.72	23.9	3.61	23.2	3.50
Lease financing	19.2	4.59	19.0	4.82	19.1	4.94	18.9	5.78	18.9	4.70
Total commercial	501.1	3.76	505.1	3.67	506.2	3.54	501.2	3.45	493.4	3.42
Consumer:
Real estate 1-4 family first mortgage	278.4	4.03	275.1	4.08	275.5	4.02	277.7	4.01	278.5	3.97
Real estate 1-4 family junior lien mortgage	41.9	4.95	43.6	4.78	45.3	4.60	47.2	4.42	48.9	4.37
Credit card	35.6	12.41	34.9	12.18	35.4	11.97	35.4	11.73	34.6	11.60
Automobile	56.7	5.34	59.1	5.43	61.5	5.46	62.5	5.54	62.5	5.60
Other revolving credit and installment	38.6	6.31	39.1	6.13	39.7	6.02	40.1	5.91	39.6	5.92
Total consumer	451.2	5.14	451.8	5.13	457.4	5.06	462.9	5.01	464.1	4.97
Total loans	952.3	4.41	956.9	4.36	963.6	4.26	964.1	4.20	957.5	4.17
Other	15.1	1.69	10.6	2.00	6.8	2.96	6.7	3.27	6.4	2.30
Total earning assets	$1,776.8	3.45%	$1,769.3	3.41%	$1,773.1	3.31%	$1,770.4	3.24%	$1,734.5	3.17%
Funding sources
Deposits:
Interest-bearing checking	$48.3	0.57%	$48.5	0.41%	$50.7	0.29%	$46.9	0.17%	$44.0	0.15%
Market rate and other savings	681.2	0.17	683.0	0.13	684.2	0.09	676.4	0.07	667.2	0.07
Savings certificates	21.8	0.31	22.6	0.30	23.5	0.29	24.4	0.30	25.2	0.30
Other time deposits	66.1	1.51	57.1	1.43	54.9	1.31	49.2	1.16	54.9	0.93
Deposits in foreign offices	124.7	0.76	123.7	0.65	122.2	0.49	110.4	0.35	107.1	0.30
Total interest-bearing deposits	942.1	0.37	934.9	0.29	935.5	0.23	907.3	0.18	898.4	0.16
Short-term borrowings	99.2	0.91	95.8	0.69	98.5	0.47	124.7	0.33	116.2	0.29
Long-term debt	243.1	2.26	249.5	2.05	259.8	1.83	252.2	1.68	252.4	1.59
Other liabilities	24.8	1.74	21.0	2.05	16.8	2.22	17.1	2.15	16.8	2.11
Total interest-bearing liabilities	1,309.2	0.79	1,301.2	0.69	1,310.6	0.59	1,301.3	0.51	1,283.8	0.48
Portion of noninterest-bearing funding sources	467.6	—	468.1	—	462.5	—	469.1	—	450.7	—
Total funding sources	$1,776.8	0.58	$1,769.3	0.51	$1,773.1	0.44	$1,770.4	0.37	$1,734.5	0.35
Net interest margin on a taxable-equivalent basis		2.87%		2.90%		2.87%		2.87%		2.82%
Noninterest-earning assets
Cash and due from banks	$18.5		18.2		18.7		19.0		18.7
Goodwill	26.6		26.7		26.7		26.7		27.0
Other	116.6		112.9		112.5		128.2		134.4
Total noninterest-earnings assets	$161.7		157.8		157.9		173.9		180.1
Noninterest-bearing funding sources
Deposits	$364.3		366.3		363.7		376.9		363.1
Other liabilities	57.0		53.6		54.9		64.9		63.8
Total equity	207.9		206.0		201.8		201.2		203.9
Noninterest-bearing funding sources used to fund earning assets	(467.5)		(468.1)		(462.5)		(469.1)		(450.7)
Net noninterest-bearing funding sources	$161.7		157.8		157.9		173.9		180.1
Total assets	$1,938.5		1,927.1		1,931.0		1,944.3		1,914.6

(1)
Our average prime rate was 4.25% for the quarter ended September 30, 2017, 4.05% for the quarter ended June 30, 2017, 3.80% for the quarter ended March 31, 2017, 3.54% for the quarter ended December 31, 2016 and 3.50% for the quarter ended September 30, 2016. The average three-month London Interbank Offered Rate (LIBOR) was 1.31%, 1.21%, 1.07%, 0.92% and 0.79% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2017	2016	Change	2017	2016	Change
Service charges on deposit accounts	$1,276	1,370	(7)%	$3,865	4,015	(4)%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,304	2,344	(2)	6,957	6,874	1
Trust and investment management	840	849	(1)	2,506	2,499	—
Investment banking	465	420	11	1,345	1,172	15
Total trust and investment fees	3,609	3,613	—	10,808	10,545	2
Card fees	1,000	997	—	2,964	2,935	1
Other fees:
Charges and fees on loans	318	306	4	950	936	1
Cash network fees	126	138	(9)	386	407	(5)
Commercial real estate brokerage commissions	120	119	1	303	322	(6)
Letters of credit fees	77	81	(5)	227	242	(6)
Wire transfer and other remittance fees	114	103	11	333	296	13
All other fees	122	179	(32)	445	562	(21)
Total other fees	877	926	(5)	2,644	2,765	(4)
Mortgage banking:
Servicing income, net	309	359	(14)	1,165	1,569	(26)
Net gains on mortgage loan origination/sales activities	737	1,308	(44)	2,257	3,110	(27)
Total mortgage banking	1,046	1,667	(37)	3,422	4,679	(27)
Insurance	269	293	(8)	826	1,006	(18)
Net gains from trading activities	245	415	(41)	921	943	(2)
Net gains on debt securities	166	106	57	322	797	(60)
Net gains from equity investments	238	140	70	829	573	45
Lease income	475	534	(11)	1,449	1,404	3
Life insurance investment income	152	152	—	441	455	(3)
All other	97	163	(40)	347	1,216	(71)
Total	$9,450	10,376	(9)	$28,838	31,333	(8)

NONINTEREST EXPENSE

	Quarter ended Sep 30,		%	Nine months ended Sep 30,		%
(in millions)	2017	2016	Change	2017	2016	Change
Salaries	$4,356	4,224	3%	$12,960	12,359	5%
Commission and incentive compensation	2,553	2,520	1	7,777	7,769	—
Employee benefits	1,279	1,223	5	4,273	3,993	7
Equipment	523	491	7	1,629	1,512	8
Net occupancy	716	718	—	2,134	2,145	(1)
Core deposit and other intangibles	288	299	(4)	864	891	(3)
FDIC and other deposit assessments	314	310	1	975	815	20
Outside professional services	955	802	19	2,788	2,154	29
Operating losses	1,329	577	130	1,961	1,365	44
Operating leases	347	363	(4)	1,026	950	8
Contract services	351	313	12	1,025	878	17
Outside data processing	227	233	(3)	683	666	3
Travel and entertainment	154	144	7	504	509	(1)
Postage, stationery and supplies	128	150	(15)	407	466	(13)
Advertising and promotion	137	117	17	414	417	(1)
Telecommunications	90	101	(11)	272	287	(5)
Foreclosed assets	66	(17)	NM	204	127	61
Insurance	24	23	4	72	156	(54)
All other	514	677	(24)	1,716	1,703	1
Total	$14,351	13,268	8	$41,684	39,162	6
NM – Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Service charges on deposit accounts	$1,276	1,276	1,313	1,357	1,370
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,304	2,329	2,324	2,342	2,344
Trust and investment management	840	837	829	837	849
Investment banking	465	463	417	519	420
Total trust and investment fees	3,609	3,629	3,570	3,698	3,613
Card fees	1,000	1,019	945	1,001	997
Other fees:
Charges and fees on loans	318	325	307	305	306
Cash network fees	126	134	126	130	138
Commercial real estate brokerage commissions	120	102	81	172	119
Letters of credit fees	77	76	74	79	81
Wire transfer and other remittance fees	114	112	107	105	103
All other fees	122	153	170	171	179
Total other fees	877	902	865	962	926
Mortgage banking:
Servicing income, net	309	400	456	196	359
Net gains on mortgage loan origination/sales activities	737	748	772	1,221	1,308
Total mortgage banking	1,046	1,148	1,228	1,417	1,667
Insurance	269	280	277	262	293
Net gains (losses) from trading activities	245	237	439	(109)	415
Net gains on debt securities	166	120	36	145	106
Net gains from equity investments	238	188	403	306	140
Lease income	475	493	481	523	534
Life insurance investment income	152	145	144	132	152
All other	97	249	1	(514)	163
Total	$9,450	9,686	9,702	9,180	10,376

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Salaries	$4,356	4,343	4,261	4,193	4,224
Commission and incentive compensation	2,553	2,499	2,725	2,478	2,520
Employee benefits	1,279	1,308	1,686	1,101	1,223
Equipment	523	529	577	642	491
Net occupancy	716	706	712	710	718
Core deposit and other intangibles	288	287	289	301	299
FDIC and other deposit assessments	314	328	333	353	310
Outside professional services	955	1,029	804	984	802
Operating losses	1,329	350	282	243	577
Operating leases	347	334	345	379	363
Contract services	351	349	325	325	313
Outside data processing	227	236	220	222	233
Travel and entertainment	154	171	179	195	144
Postage, stationery and supplies	128	134	145	156	150
Advertising and promotion	137	150	127	178	117
Telecommunications	90	91	91	96	101
Foreclosed assets	66	52	86	75	(17)
Insurance	24	24	24	23	23
All other	514	621	581	561	677
Total	$14,351	13,541	13,792	13,215	13,268

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Sep 30, 2017	Dec 31, 2016	% Change
Assets
Cash and due from banks	$19,206	20,729	(7)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	273,105	266,038	3
Trading assets	88,404	74,397	19
Investment securities:
Available-for-sale, at fair value	272,210	308,364	(12)
Held-to-maturity, at cost	142,423	99,583	43
Mortgages held for sale	20,009	26,309	(24)
Loans held for sale	157	80	96
Loans	951,873	967,604	(2)
Allowance for loan losses	(11,078)	(11,419)	(3)
Net loans	940,795	956,185	(2)
Mortgage servicing rights:
Measured at fair value	13,338	12,959	3
Amortized	1,406	1,406	—
Premises and equipment, net	8,449	8,333	1
Goodwill	26,581	26,693	—
Derivative assets	12,580	14,498	(13)
Other assets	116,276	114,541	2
Total assets	$1,934,939	1,930,115	—
Liabilities
Noninterest-bearing deposits	$366,528	375,967	(3)
Interest-bearing deposits	940,178	930,112	1
Total deposits	1,306,706	1,306,079	—
Short-term borrowings	93,811	96,781	(3)
Derivative liabilities	9,497	14,492	(34)
Accrued expenses and other liabilities	79,208	57,189	39
Long-term debt	238,893	255,077	(6)
Total liabilities	1,728,115	1,729,618	—
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,576	24,551	4
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,759	60,234	1
Retained earnings	141,761	133,075	7
Cumulative other comprehensive income (loss)	(1,627)	(3,137)	(48)
Treasury stock – 553,940,326 shares and 465,702,148 shares	(27,772)	(22,713)	22
Unearned ESOP shares	(1,904)	(1,565)	22
Total Wells Fargo stockholders’ equity	205,929	199,581	3
Noncontrolling interests	895	916	(2)
Total equity	206,824	200,497	3
Total liabilities and equity	$1,934,939	1,930,115	—

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Assets
Cash and due from banks	$19,206	20,248	19,698	20,729	19,287
Federal funds sold, securities purchased under resale agreements and other short-term investments	273,105	264,706	308,747	266,038	298,325
Trading assets	88,404	83,607	80,326	74,397	81,094
Investment securities:
Available-for-sale, at fair value	272,210	269,202	299,530	308,364	291,591
Held-to-maturity, at cost	142,423	140,392	108,030	99,583	99,241
Mortgages held for sale	20,009	24,807	17,822	26,309	27,423
Loans held for sale	157	156	253	80	183
Loans	951,873	957,423	958,405	967,604	961,326
Allowance for loan losses	(11,078)	(11,073)	(11,168)	(11,419)	(11,583)
Net loans	940,795	946,350	947,237	956,185	949,743
Mortgage servicing rights:
Measured at fair value	13,338	12,789	13,208	12,959	10,415
Amortized	1,406	1,399	1,402	1,406	1,373
Premises and equipment, net	8,449	8,403	8,320	8,333	8,322
Goodwill	26,581	26,573	26,666	26,693	26,688
Derivative assets	12,580	13,273	12,564	14,498	18,736
Other assets	116,276	118,966	107,761	114,541	109,703
Total assets	$1,934,939	1,930,871	1,951,564	1,930,115	1,942,124
Liabilities
Noninterest-bearing deposits	$366,528	372,766	365,780	375,967	376,136
Interest-bearing deposits	940,178	933,064	959,664	930,112	899,758
Total deposits	1,306,706	1,305,830	1,325,444	1,306,079	1,275,894
Short-term borrowings	93,811	95,356	94,871	96,781	124,668
Derivative liabilities	9,497	11,636	12,461	14,492	13,603
Accrued expenses and other liabilities	79,208	73,035	59,831	57,189	69,166
Long-term debt	238,893	238,869	256,468	255,077	254,835
Total liabilities	1,728,115	1,724,726	1,749,075	1,729,618	1,738,166
Equity
Wells Fargo stockholders’ equity:
Preferred stock	25,576	25,785	25,501	24,551	24,594
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,759	60,689	60,585	60,234	60,685
Retained earnings	141,761	139,524	136,032	133,075	130,288
Cumulative other comprehensive income (loss)	(1,627)	(2,110)	(3,178)	(3,137)	2,184
Treasury stock	(27,772)	(25,675)	(24,030)	(22,713)	(22,247)
Unearned ESOP shares	(1,904)	(2,119)	(2,546)	(1,565)	(1,612)
Total Wells Fargo stockholders’ equity	205,929	205,230	201,500	199,581	203,028
Noncontrolling interests	895	915	989	916	930
Total equity	206,824	206,145	202,489	200,497	203,958
Total liabilities and equity	$1,934,939	1,930,871	1,951,564	1,930,115	1,942,124

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$6,350	17,896	24,625	25,819	26,376
Securities of U.S. states and political subdivisions	52,774	52,013	52,061	51,101	55,366
Mortgage-backed securities:
Federal agencies	150,181	135,938	156,966	161,230	135,692
Residential and commercial	11,046	12,772	14,233	16,318	18,387
Total mortgage-backed securities	161,227	148,710	171,199	177,548	154,079
Other debt securities	50,966	49,555	50,520	52,685	54,537
Total available-for-sale debt securities	271,317	268,174	298,405	307,153	290,358
Marketable equity securities	893	1,028	1,125	1,211	1,233
Total available-for-sale securities	272,210	269,202	299,530	308,364	291,591
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,712	44,704	44,697	44,690	44,682
Securities of U.S. states and political subdivisions	6,321	6,325	6,331	6,336	2,994
Federal agency and other mortgage-backed securities (1)	90,071	87,525	53,778	45,161	47,721
Other debt securities	1,319	1,838	3,224	3,396	3,844
Total held-to-maturity debt securities	142,423	140,392	108,030	99,583	99,241
Total investment securities	$414,633	409,594	407,560	407,947	390,832

(1)	Predominantly consists of federal agency mortgage-backed securities.
FIVE QUARTER LOANS

(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Commercial:
Commercial and industrial	$327,944	331,113	329,252	330,840	324,020
Real estate mortgage	128,475	130,277	131,532	132,491	130,223
Real estate construction	24,520	25,337	25,064	23,916	23,340
Lease financing	19,211	19,174	19,156	19,289	18,871
Total commercial	500,150	505,901	505,004	506,536	496,454
Consumer:
Real estate 1-4 family first mortgage	280,173	276,566	274,633	275,579	278,689
Real estate 1-4 family junior lien mortgage	41,152	42,747	44,333	46,237	48,105
Credit card	36,249	35,305	34,742	36,700	34,992
Automobile	55,455	57,958	60,408	62,286	62,873
Other revolving credit and installment	38,694	38,946	39,285	40,266	40,213
Total consumer	451,723	451,522	453,401	461,068	464,872
Total loans (1)	$951,873	957,423	958,405	967,604	961,326

(1)
Includes $13.6 billion, $14.3 billion, $15.7 billion, $16.7 billion, and $17.7 billion of purchased credit-impaired (PCI) loans at September 30, June 30, and March 31, 2017 and December 31, and September 30, 2016, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Commercial foreign loans:
Commercial and industrial	$58,570	57,825	56,987	55,396	51,515
Real estate mortgage	8,032	8,359	8,206	8,541	8,466
Real estate construction	647	585	471	375	310
Lease financing	1,141	1,092	986	972	958
Total commercial foreign loans	$68,390	67,861	66,650	65,284	61,249

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Nonaccrual loans:
Commercial:
Commercial and industrial	$2,397	2,632	2,898	3,216	3,331
Real estate mortgage	593	630	672	685	780
Real estate construction	38	34	40	43	59
Lease financing	81	89	96	115	92
Total commercial	3,109	3,385	3,706	4,059	4,262
Consumer:
Real estate 1-4 family first mortgage	4,213	4,413	4,743	4,962	5,310
Real estate 1-4 family junior lien mortgage	1,101	1,095	1,153	1,206	1,259
Automobile	137	104	101	106	108
Other revolving credit and installment	59	59	56	51	47
Total consumer	5,510	5,671	6,053	6,325	6,724
Total nonaccrual loans (1)(2)(3)	$8,619	9,056	9,759	10,384	10,986
As a percentage of total loans	0.91%	0.95	1.02	1.07	1.14
Foreclosed assets:
Government insured/guaranteed	$137	149	179	197	282
Non-government insured/guaranteed	569	632	726	781	738
Total foreclosed assets	706	781	905	978	1,020
Total nonperforming assets	$9,325	9,837	10,664	11,362	12,006
As a percentage of total loans	0.98%	1.03	1.11	1.17	1.25

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans largely guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed. All remaining student loans guaranteed under the FFELP were sold as of March 31, 2017.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Total (excluding PCI)(1):	$10,227	9,716	10,525	11,858	12,068
Less: FHA insured/guaranteed by the VA (2)(3)	9,266	8,873	9,585	10,883	11,198
Less: Student loans guaranteed under the FFELP (4)	—	—	—	3	17
Total, not government insured/guaranteed	$961	843	940	972	853
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$27	42	88	28	47
Real estate mortgage	11	2	11	36	4
Real estate construction	—	10	3	—	—
Total commercial	38	54	102	64	51
Consumer:
Real estate 1-4 family first mortgage (3)	190	145	149	175	171
Real estate 1-4 family junior lien mortgage (3)	49	44	42	56	54
Credit card	475	411	453	452	392
Automobile	111	91	79	112	81
Other revolving credit and installment	98	98	115	113	104
Total consumer	923	789	838	908	802
Total, not government insured/guaranteed	$961	843	940	972	853

(1)	PCI loans totaled $1.4 billion, $1.5 billion, $1.8 billion, $2.0 billion and $2.2 billion, at September 30, June 30 and March 31, 2017 and December 31 and September 30, 2016, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)
Represents loans whose repayments are largely guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP. All remaining student loans guaranteed under the FFELP were sold as of March 31, 2017.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans since the merger with Wachovia is presented in the following table.

(in millions)	Quarter ended Sep 30, 2017	Nine months ended Sep 30, 2017	2009-2016
Balance, beginning of period	$9,369	11,216	10,447
Change in accretable yield due to acquisitions	—	2	159
Accretion into interest income (1)	(340)	(1,071)	(15,577)
Accretion into noninterest income due to sales (2)	—	(334)	(467)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	234	640	10,955
Changes in expected cash flows that do not affect nonaccretable difference (4)	(20)	(1,210)	5,699
Balance, end of period	$9,243	9,243	11,216

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At September 30, 2017, our carrying value for PCI loans totaled $13.6 billion and the remainder of nonaccretable difference established in purchase accounting totaled $454 million. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	September 30, 2017
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$11,753	61%	$9,033	47%	$6,703	44%
Florida	1,481	69	1,076	49	1,439	54
New Jersey	586	76	429	55	953	62
New York	446	69	363	52	477	59
Texas	135	48	102	36	570	37
Other states	2,928	68	2,208	51	3,942	56
Total Pick-a-Pay loans	$17,329	64	$13,211	48	$14,084	50

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2017.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended September 30,		Nine months ended September 30,
(in millions)	2017	2016	2017	2016
Balance, beginning of period	$12,146	12,749	12,540	12,512
Provision for credit losses	717	805	1,877	2,965
Interest income on certain impaired loans (1)	(43)	(54)	(137)	(153)
Loan charge-offs:
Commercial:
Commercial and industrial	(194)	(324)	(608)	(1,110)
Real estate mortgage	(21)	(7)	(34)	(13)
Real estate construction	—	—	—	(1)
Lease financing	(11)	(4)	(31)	(25)
Total commercial	(226)	(335)	(673)	(1,149)
Consumer:
Real estate 1-4 family first mortgage	(67)	(106)	(191)	(366)
Real estate 1-4 family junior lien mortgage	(70)	(119)	(225)	(385)
Credit card	(337)	(296)	(1,083)	(930)
Automobile	(274)	(215)	(741)	(602)
Other revolving credit and installment	(170)	(170)	(544)	(508)
Total consumer	(918)	(906)	(2,784)	(2,791)
Total loan charge-offs	(1,144)	(1,241)	(3,457)	(3,940)
Loan recoveries:
Commercial:
Commercial and industrial	69	65	234	210
Real estate mortgage	24	35	68	90
Real estate construction	15	18	27	30
Lease financing	5	2	13	10
Total commercial	113	120	342	340
Consumer:
Real estate 1-4 family first mortgage	83	86	216	284
Real estate 1-4 family junior lien mortgage	69	70	205	200
Credit card	60	51	177	153
Automobile	72	78	246	248
Other revolving credit and installment	30	31	94	100
Total consumer	314	316	938	985
Total loan recoveries	427	436	1,280	1,325
Net loan charge-offs	(717)	(805)	(2,177)	(2,615)
Other	6	(1)	6	(15)
Balance, end of period	$12,109	12,694	12,109	12,694
Components:
Allowance for loan losses	$11,078	11,583	11,078	11,583
Allowance for unfunded credit commitments	1,031	1,111	1,031	1,111
Allowance for credit losses	$12,109	12,694	12,109	12,694
Net loan charge-offs (annualized) as a percentage of average total loans	0.30%	0.33	0.30	0.37
Allowance for loan losses as a percentage of total loans	1.16	1.20	1.16	1.20
Allowance for credit losses as a percentage of total loans	1.27	1.32	1.27	1.32

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Balance, beginning of quarter	$12,146	12,287	12,540	12,694	12,749
Provision for credit losses	717	555	605	805	805
Interest income on certain impaired loans (1)	(43)	(46)	(48)	(52)	(54)
Loan charge-offs:
Commercial:
Commercial and industrial	(194)	(161)	(253)	(309)	(324)
Real estate mortgage	(21)	(8)	(5)	(14)	(7)
Real estate construction	—	—	—	—	—
Lease financing	(11)	(13)	(7)	(16)	(4)
Total commercial	(226)	(182)	(265)	(339)	(335)
Consumer:
Real estate 1-4 family first mortgage	(67)	(55)	(69)	(86)	(106)
Real estate 1-4 family junior lien mortgage	(70)	(62)	(93)	(110)	(119)
Credit card	(337)	(379)	(367)	(329)	(296)
Automobile	(274)	(212)	(255)	(243)	(215)
Other revolving credit and installment	(170)	(185)	(189)	(200)	(170)
Total consumer	(918)	(893)	(973)	(968)	(906)
Total loan charge-offs	(1,144)	(1,075)	(1,238)	(1,307)	(1,241)
Loan recoveries:
Commercial:
Commercial and industrial	69	83	82	53	65
Real estate mortgage	24	14	30	26	35
Real estate construction	15	4	8	8	18
Lease financing	5	6	2	1	2
Total commercial	113	107	122	88	120
Consumer:
Real estate 1-4 family first mortgage	83	71	62	89	86
Real estate 1-4 family junior lien mortgage	69	66	70	66	70
Credit card	60	59	58	54	51
Automobile	72	86	88	77	78
Other revolving credit and installment	30	31	33	28	31
Total consumer	314	313	311	314	316
Total loan recoveries	427	420	433	402	436
Net loan charge-offs	(717)	(655)	(805)	(905)	(805)
Other	6	5	(5)	(2)	(1)
Balance, end of quarter	$12,109	12,146	12,287	12,540	12,694
Components:
Allowance for loan losses	$11,078	11,073	11,168	11,419	11,583
Allowance for unfunded credit commitments	1,031	1,073	1,119	1,121	1,111
Allowance for credit losses	$12,109	12,146	12,287	12,540	12,694
Net loan charge-offs (annualized) as a percentage of average total loans	0.30%	0.27	0.34	0.37	0.33
Allowance for loan losses as a percentage of:
Total loans	1.16	1.16	1.17	1.18	1.20
Nonaccrual loans	129	122	114	110	105
Nonaccrual loans and other nonperforming assets	119	113	105	101	96
Allowance for credit losses as a percentage of:
Total loans	1.27	1.27	1.28	1.30	1.32
Nonaccrual loans	141	134	126	121	116
Nonaccrual loans and other nonperforming assets	130	123	115	110	106

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize changes in allowance attributable to the passage of time as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Tangible book value per common share (1):
Total equity		$206,824	206,145	202,489	200,497	203,958
Adjustments:
Preferred stock		(25,576)	(25,785)	(25,501)	(24,551)	(24,594)
Additional paid-in capital on ESOP preferred stock		(130)	(136)	(157)	(126)	(130)
Unearned ESOP shares		1,904	2,119	2,546	1,565	1,612
Noncontrolling interests		(895)	(915)	(989)	(916)	(930)
Total common stockholders' equity	(A)	182,127	181,428	178,388	176,469	179,916
Adjustments:
Goodwill		(26,581)	(26,573)	(26,666)	(26,693)	(26,688)
Certain identifiable intangible assets (other than MSRs)		(1,913)	(2,147)	(2,449)	(2,723)	(3,001)
Other assets (2)		(2,282)	(2,268)	(2,121)	(2,088)	(2,230)
Applicable deferred taxes (3)		1,550	1,624	1,698	1,772	1,832
Tangible common equity	(B)	$152,901	152,064	148,850	146,737	149,829
Common shares outstanding	(C)	4,927.9	4,966.8	4,996.7	5,016.1	5,023.9
Book value per common share	(A)/(C)	$36.96	36.53	35.70	35.18	35.81
Tangible book value per common share	(B)/(C)	31.03	30.62	29.79	29.25	29.82

		Quarter ended					Nine months ended
(in millions, except ratios)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016	Sep 30, 2017	Sep 30, 2016
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$4,185	5,404	5,056	4,872	5,243	14,645	15,501
Average total equity		207,934	205,968	201,767	201,247	203,883	205,246	200,502
Adjustments:
Preferred stock		(25,780)	(25,849)	(25,163)	(24,579)	(24,813)	(25,600)	(24,291)
Additional paid-in capital on ESOP preferred stock		(136)	(144)	(146)	(128)	(148)	(142)	(172)
Unearned ESOP shares		2,114	2,366	2,198	1,596	1,850	2,226	2,150
Noncontrolling interests		(926)	(910)	(957)	(928)	(927)	(931)	(938)
Average common stockholders’ equity	(B)	183,206	181,431	177,699	177,208	179,845	180,799	177,251
Adjustments:
Goodwill		(26,600)	(26,664)	(26,673)	(26,713)	(26,979)	(26,645)	(26,696)
Certain identifiable intangible assets (other than MSRs)		(2,056)	(2,303)	(2,588)	(2,871)	(3,145)	(2,314)	(3,383)
Other assets (2)		(2,231)	(2,160)	(2,095)	(2,175)	(2,131)	(2,163)	(2,097)
Applicable deferred taxes (3)		1,579	1,648	1,722	1,785	1,855	1,650	1,973
Average tangible common equity	(C)	$153,898	151,952	148,065	147,234	149,445	151,327	147,048
Return on average common stockholders' equity (ROE) (annualized)	(A)/(B)	9.06%	11.95	11.54	10.94	11.60	10.83	11.68
Return on average tangible common equity (ROTCE) (annualized)	(A)/(C)	10.79	14.26	13.85	13.16	13.96	12.94	14.08

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions, except ratio)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Total equity		$206.8	206.1	202.5	200.5	204.0
Adjustments:
Preferred stock		(25.6)	(25.8)	(25.5)	(24.6)	(24.6)
Additional paid-in capital on ESOP preferred stock		(0.1)	(0.1)	(0.2)	(0.1)	(0.1)
Unearned ESOP shares		1.9	2.1	2.5	1.6	1.6
Noncontrolling interests		(0.9)	(0.9)	(1.0)	(0.9)	(1.0)
Total common stockholders' equity		182.1	181.4	178.3	176.5	179.9
Adjustments:
Goodwill		(26.6)	(26.6)	(26.7)	(26.7)	(26.7)
Certain identifiable intangible assets (other than MSRs)		(1.9)	(2.1)	(2.4)	(2.7)	(3.0)
Other assets (2)		(2.3)	(2.2)	(2.1)	(2.1)	(2.2)
Applicable deferred taxes (3)		1.6	1.6	1.7	1.8	1.8
Investment in certain subsidiaries and other		(0.1)	(0.2)	(0.1)	(0.4)	(2.0)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	152.8	151.9	148.7	146.4	147.8
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$1,297.1	1,310.5	1,324.5	1,358.9	1,380.0
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)	11.8%	11.6	11.2	10.8	10.7

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position.

(2)	Represents goodwill and other intangibles on nonmarketable equity investments, which are included in other assets.

(3)
Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of September 30, 2017, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for June 30 and March 31, 2017, and December 31 and September 30, 2016, was calculated under the Basel III Standardized Approach RWAs.

(5)	The Company’s September 30, 2017, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2017	2016	2017	2016	2017	2016	2017	2016	2017	2016
Quarter ended Sep 30,
Net interest income (3)	$7,645	7,430	4,353	4,062	1,159	977	(681)	(517)	12,476	11,952
Provision (reversal of provision) for credit losses	650	651	69	157	(1)	4	(1)	(7)	717	805
Noninterest income	4,415	4,957	2,732	3,085	3,087	3,122	(784)	(788)	9,450	10,376
Noninterest expense	7,834	6,953	4,248	4,120	3,106	2,999	(837)	(804)	14,351	13,268
Income (loss) before income tax expense (benefit)	3,576	4,783	2,768	2,870	1,141	1,096	(627)	(494)	6,858	8,255
Income tax expense (benefit)	1,286	1,546	729	827	427	415	(238)	(187)	2,204	2,601
Net income (loss) before noncontrolling interests	2,290	3,237	2,039	2,043	714	681	(389)	(307)	4,654	5,654
Less: Net income (loss) from noncontrolling interests	61	10	(7)	(4)	4	4	—	—	58	10
Net income (loss)	$2,229	3,227	2,046	2,047	710	677	(389)	(307)	4,596	5,644

Average loans	$473.5	489.2	463.8	454.3	72.4	68.4	(57.4)	(54.4)	952.3	957.5
Average assets	988.9	993.6	824.3	794.2	213.4	212.1	(88.1)	(85.3)	1,938.5	1,914.6
Average deposits	734.5	708.0	463.4	441.2	188.1	189.2	(79.6)	(76.9)	1,306.4	1,261.5

Nine months ended Sep 30,
Net interest income (3)	$22,820	22,277	12,779	11,729	3,360	2,852	(1,700)	(1,506)	37,259	35,352
Provision (reversal of provision) for credit losses	1,919	2,060	(39)	905	2	(8)	(5)	8	1,877	2,965
Noninterest income	13,622	14,928	8,295	9,660	9,261	9,020	(2,340)	(2,275)	28,838	31,333
Noninterest expense	22,278	20,437	12,551	12,124	9,387	9,017	(2,532)	(2,416)	41,684	39,162
Income (loss) before income tax expense (benefit)	12,245	14,708	8,562	8,360	3,232	2,863	(1,503)	(1,373)	22,536	24,558
Income tax expense (benefit)	3,817	4,910	2,034	2,341	1,206	1,087	(571)	(521)	6,486	7,817
Net income (loss) before noncontrolling interests	8,428	9,798	6,528	6,019	2,026	1,776	(932)	(852)	16,050	16,741
Less: Net income (loss) from noncontrolling interests	197	96	(21)	(22)	11	3	—	—	187	77
Net income (loss)	$8,231	9,702	6,549	6,041	2,015	1,773	(932)	(852)	15,863	16,664

Average loans	$477.8	486.4	465.0	445.2	71.6	66.4	(56.8)	(52.8)	957.6	945.2
Average assets	987.7	969.6	816.5	771.9	216.1	208.5	(88.1)	(84.3)	1,932.2	1,865.7
Average deposits	726.4	698.3	464.1	431.7	190.6	185.4	(78.8)	(76.1)	1,302.3	1,239.3

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
COMMUNITY BANKING
Net interest income (2)	$7,645	7,548	7,627	7,556	7,430
Provision for credit losses	650	623	646	631	651
Noninterest income	4,415	4,741	4,466	4,105	4,957
Noninterest expense	7,834	7,223	7,221	6,985	6,953
Income before income tax expense	3,576	4,443	4,226	4,045	4,783
Income tax expense	1,286	1,404	1,127	1,272	1,546
Net income before noncontrolling interests	2,290	3,039	3,099	2,773	3,237
Less: Net income from noncontrolling interests	61	46	90	40	10
Segment net income	$2,229	2,993	3,009	2,733	3,227
Average loans	$473.5	477.2	482.7	488.1	489.2
Average assets	988.9	983.5	990.7	1,000.7	993.6
Average deposits	734.5	727.2	717.2	709.8	708.0
WHOLESALE BANKING
Net interest income (2)	$4,353	4,278	4,148	4,323	4,062
Provision (reversal of provision) for credit losses	69	(65)	(43)	168	157
Noninterest income	2,732	2,673	2,890	2,830	3,085
Noninterest expense	4,248	4,078	4,225	4,002	4,120
Income before income tax expense	2,768	2,938	2,856	2,983	2,870
Income tax expense	729	559	746	795	827
Net income before noncontrolling interests	2,039	2,379	2,110	2,188	2,043
Less: Net loss from noncontrolling interests	(7)	(9)	(5)	(6)	(4)
Segment net income	$2,046	2,388	2,115	2,194	2,047
Average loans	$463.8	464.9	466.3	461.5	454.3
Average assets	824.3	817.3	807.8	811.9	794.2
Average deposits	463.4	463.0	466.0	459.2	441.2
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$1,159	1,127	1,074	1,061	977
Provision (reversal of provision) for credit losses	(1)	7	(4)	3	4
Noninterest income	3,087	3,055	3,119	3,013	3,122
Noninterest expense	3,106	3,075	3,206	3,042	2,999
Income before income tax expense	1,141	1,100	991	1,029	1,096
Income tax expense	427	417	362	380	415
Net income before noncontrolling interests	714	683	629	649	681
Less: Net income (loss) from noncontrolling interests	4	1	6	(4)	4
Segment net income	$710	682	623	653	677
Average loans	$72.4	71.7	70.7	70.0	68.4
Average assets	213.4	213.1	221.9	220.4	212.1
Average deposits	188.1	188.2	195.6	194.9	189.2
OTHER (3)
Net interest income (2)	$(681)	(470)	(549)	(538)	(517)
Provision (reversal of provision) for credit losses	(1)	(10)	6	3	(7)
Noninterest income	(784)	(783)	(773)	(768)	(788)
Noninterest expense	(837)	(835)	(860)	(814)	(804)
Loss before income tax benefit	(627)	(408)	(468)	(495)	(494)
Income tax benefit	(238)	(155)	(178)	(189)	(187)
Net loss before noncontrolling interests	(389)	(253)	(290)	(306)	(307)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(389)	(253)	(290)	(306)	(307)
Average loans	$(57.4)	(56.9)	(56.1)	(55.5)	(54.4)
Average assets	(88.1)	(86.8)	(89.4)	(88.7)	(85.3)
Average deposits	(79.6)	(77.2)	(79.6)	(79.7)	(76.9)
CONSOLIDATED COMPANY
Net interest income (2)	$12,476	12,483	12,300	12,402	11,952
Provision for credit losses	717	555	605	805	805
Noninterest income	9,450	9,686	9,702	9,180	10,376
Noninterest expense	14,351	13,541	13,792	13,215	13,268
Income before income tax expense	6,858	8,073	7,605	7,562	8,255
Income tax expense	2,204	2,225	2,057	2,258	2,601
Net income before noncontrolling interests	4,654	5,848	5,548	5,304	5,654
Less: Net income from noncontrolling interests	58	38	91	30	10
Wells Fargo net income	$4,596	5,810	5,457	5,274	5,644
Average loans	$952.3	956.9	963.6	964.1	957.5
Average assets	1,938.5	1,927.1	1,931.0	1,944.3	1,914.6
Average deposits	1,306.4	1,301.2	1,299.2	1,284.2	1,261.5

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes the elimination of certain items that are included in more than one business segment, most of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
MSRs measured using the fair value method:
Fair value, beginning of quarter	$12,789	13,208	12,959	10,415	10,396
Purchases	541	—	—	—	—
Servicing from securitizations or asset transfers (1)	605	436	583	752	609
Sales and other (2)	64	(8)	(47)	(47)	4
Net additions	1,210	428	536	705	613
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(171)	(305)	152	2,367	39
Servicing and foreclosure costs (4)	60	(14)	27	93	(10)
Prepayment estimates and other (5)	(31)	(41)	(5)	(106)	(37)
Net changes in valuation model inputs or assumptions	(142)	(360)	174	2,354	(8)
Changes due to collection/realization of expected cash flows over time	(519)	(487)	(461)	(515)	(586)
Total changes in fair value	(661)	(847)	(287)	1,839	(594)
Fair value, end of quarter	$13,338	12,789	13,208	12,959	10,415

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)
Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios or portfolios with servicing liabilities.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances)

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

	Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Amortized MSRs:
Balance, beginning of quarter	$1,399	1,402	1,406	1,373	1,353
Purchases	31	26	18	34	18
Servicing from securitizations or asset transfers	41	37	45	66	69
Amortization	(65)	(66)	(67)	(67)	(67)
Balance, end of quarter	$1,406	1,399	1,402	1,406	1,373
Fair value of amortized MSRs:
Beginning of quarter	$1,989	2,051	1,956	1,627	1,620
End of quarter	1,990	1,989	2,051	1,956	1,627

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Servicing income, net:
Servicing fees (1)		$795	882	882	738	878
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(142)	(360)	174	2,354	(8)
Changes due to collection/realization of expected cash flows over time		(519)	(487)	(461)	(515)	(586)
Total changes in fair value of MSRs carried at fair value		(661)	(847)	(287)	1,839	(594)
Amortization		(65)	(66)	(67)	(67)	(67)
Net derivative gains (losses) from economic hedges (3)	(B)	240	431	(72)	(2,314)	142
Total servicing income, net		$309	400	456	196	359
Market-related valuation changes to MSRs, net of hedge results (2)(3)	(A)+(B)	$98	71	102	40	134

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues, net of unreimbursed direct servicing costs.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,223	1,189	1,204	1,205	1,226
Owned loans serviced	340	343	335	347	352
Subserviced for others	3	4	4	8	4
Total residential servicing	1,566	1,536	1,543	1,560	1,582
Commercial mortgage servicing:
Serviced for others	480	475	474	479	477
Owned loans serviced	128	130	132	132	130
Subserviced for others	8	8	7	8	8
Total commercial servicing	616	613	613	619	615
Total managed servicing portfolio	$2,182	2,149	2,156	2,179	2,197
Total serviced for others	$1,703	1,664	1,678	1,684	1,703
Ratio of MSRs to related loans serviced for others	0.87%	0.85	0.87	0.85	0.69
Weighted-average note rate (mortgage loans serviced for others)	4.23	4.23	4.23	4.26	4.28

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$546	521	569	939	953
Commercial		81	81	101	90	167
Residential pipeline and unsold/repurchased loan management (1)		110	146	102	192	188
Total		$737	748	772	1,221	1,308
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$73	83	59	75	100
Refinances as a percentage of applications		37%	32	36	48	55
Wells Fargo first mortgage unclosed pipeline, at quarter end		$29	34	28	30	50
Residential real estate originations:
Purchases as a percentage of originations		72%	75	61	50	58
Refinances as a percentage of originations		28	25	39	50	42
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$26	25	21	35	37
Correspondent		32	31	22	36	32
Other (2)		1	—	1	1	1
Total quarter-to-date		$59	56	44	72	70
Held-for-sale	(B)	$44	42	34	56	53
Held-for-investment		15	14	10	16	17
Total quarter-to-date		$59	56	44	72	70
Total year-to-date		$159	100	44	249	177
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.24%	1.24	1.68	1.68	1.81

(1)	Largely includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
Balance, beginning of period	$178	222	229	239	255
Assumed with MSR purchases (1)	10	—	—	—	—
Provision for repurchase losses:
Loan sales	6	6	8	10	11
Change in estimate (2)	(12)	(45)	(8)	(7)	(24)
Net additions (reductions) to provision	(6)	(39)	—	3	(13)
Losses	(3)	(5)	(7)	(13)	(3)
Balance, end of period	$179	178	222	229	239

(1)	Represents repurchase liability associated with portfolio of loans underlying mortgage servicing rights acquired during the period.

(2)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.